Exhibit 5
                                [STB Letterhead]



                                 March 7, 2003


L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of 5,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), to be acquired by Company employees under the L-3 Communications ILEX Systems, Inc. Savings & Security Plan and Trust, the Aviation Communications & Surveillance Systems 401(k) Plan and the L-3 Communications Master Savings Plan (collectively, the "Savings Plans").

         We have examined the Registration Statement and the Savings Plans. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Savings Plans have been duly authorized and, upon their issuance and delivery in accordance with the Savings Plans, will be validly issued, fully paid and nonassessable.


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                                    - 2 -                       March 7, 2003

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.


                                           Very truly yours,


                                           /s/ Simpson Thacher & Bartlett

                                           SIMPSON THACHER & BARTLETT